DEPOSIT AGREEMENT, dated as of            , 199
, among DEPOSIT GUARANTY CORP., a Mississippi
corporation, (the "Company"),            , a
corporation (the Depositary"), and the holders from time to time of the Receipts described herein.

          WHEREAS, it is desired to provide, as
hereinafter set forth in this Deposit Agreement, for the deposit of shares of preferred stock, no par value, of Deposit Guaranty Corp. with the Depositary for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary
Shares in respect of the Stock so deposited; and

          WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

          NOW, THEREFORE, in consideration of the
promises contained herein, the parties hereto agree as follows:

                        ARTICLE I

                       Definitions

          The following definitions shall, for all purposes, unless otherwise indicated, apply to the respective terms used in this Deposit Agreement:

          "Certificate" shall mean the Certificate of Designation filed with the Secretary of State of the State of Mississippi establishing the Stock as a series of preferred stock of the Company.

          "Company" shall mean Deposit Guaranty Corp., a
Mississippi corporation, and its successors.

          "Deposit Agreement" shall mean this Deposit
Agreement, as amended or supplemented from time to time.

          "Depositary" shall mean              , and any
successor as Depositary hereunder.

          "Depositary Shares" shall mean Depositary
Shares, each representing one-tenth of a share of Stock and evidenced by a Receipt.

          "Depositary's Agent" shall mean an agent appointed by the Depositary pursuant to Section 7.5.

          "Depositary's Office" shall mean the principal office of the Depositary, at which at any particular time its depositary receipt business shall be administered.

          "Preferred Stock" means any stock of any class or series of the Company which has a preference over Common Stock in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not mandatorily redeemable or repayable by the Company, or redeemable or repayable at the option of the holder of such stock.

          "Receipt" shall mean one of the Depositary
Receipts, substantially in the form set forth as Exhibit
A hereto, issued hereunder, whether in definitive or temporary form and evidencing the number of Depositary
Shares held of record by the record holder of such Depositary Shares.

          "record holder" or "holder" as applied to a Receipt shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

          "Registrar" shall mean the Depositary or such other bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Stock" shall mean shares of the Company's [
    ] Preferred Stock, no par value, $    stated value
per share.

                        ARTICLE II

Form of Receipts, Deposit of Stock,
Execution and Delivery, Transfer,
Surrender and Redemption of Receipts

          SECTION 2.1.  Form and Transfer of Receipts.
Definitive Receipts shall be engraved or printed or lithographed on steel-engraved borders, with appropriate insertions, modifications and omissions, as hereinafter provided. Pending the preparation of definitive
Receipts, the Depositary, upon the written order of the Company or any holder of Stock, as the case may be, delivered in compliance with Section 2.2, shall execute and deliver temporary Receipts which are printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at an office described in the penultimate paragraph of Section 2.2, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts. Such exchange shall be made at the Company's expense and without any charge therefor. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Agreement, and with respect to the Stock, as definitive Receipts.

          Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of the Depositary and countersigned by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

          Receipts shall be in denominations of any number of whole Depositary Shares.

          Receipts may be endorsed with or have
incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

          Title to Depositary Shares evidenced by a Receipt, which is properly endorsed or accompanied by a properly executed instrument of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the record holder thereof at such time as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes.

          SECTION 2.2.  Deposit of Stock; Execution and
Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any holder of Stock may from time to time deposit shares of the Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for the Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit
Agreement, and together with a written order of the Company or such holder, as the case may be, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Receipt or Receipts for the number of Depositary Shares representing such deposited Stock.

          Deposited Stock shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

          Upon receipt by the Depositary of a certificate or certificates for Stock deposited in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock on the books of the Company in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver, to or upon the order of the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section, a Receipt or Receipts for the number of Depositary Shares representing the Stock so deposited and registered in such name or names as may be requested by such person or persons. The
Depositary shall execute and deliver such Receipt or Receipts at the Depositary's Office or such other offices, if any, as the Depositary may designate.
Delivery at other offices shall be at the risk and expense of the person requesting such delivery.

          SECTION 2.3.  Registration of Transfer of
Receipts. Subject to the terms and conditions of this Deposit Agreement, the Depositary shall register on its books from time to time transfers of Receipts upon any surrender thereof by the holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the person entitled thereto.

          SECTION 2.4.  Split-ups and Combinations of
Receipts; Surrender of Receipts and Withdrawal of Stock.
Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the Depositary shall execute and deliver a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary
Shares evidenced by the Receipt or Receipts surrendered.

          Any holder of a Receipt or Receipts
representing any number of whole shares of Stock may withdraw the Stock and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts, at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive
Depositary Shares therefor. If a Receipt delivered by the holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

          If the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holders shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

          Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

          SECTION 2.5.  Limitations on Execution and
Delivery, Transfer, Surrender and Exchange of Receipts.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any charges or expenses payable by the holder of a Receipt pursuant to Section 5.7, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with such regulations, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

          The deposit of Stock may be refused, the delivery of Receipts against Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary's
Agents or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of this Deposit Agreement.

          SECTION 2.6.  Lost Receipts, etc.  In case any
receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen
Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof and (ii) the furnishing of the Depositary indemnification (which may include posting an indemnification bond) satisfactory to it.

          SECTION 2.7.  Cancellation and Destruction of
Surrendered Receipts.  All Receipts surrendered to the
Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled.

          SECTION 2.8.  Redemption of Stock.  Whenever
the Company shall be permitted and shall elect to redeem shares of Stock in accordance with the provisions of the Certificate, it shall (unless otherwise agreed to in writing with the Depositary) give or cause to be given to the Depositary not less than 30 days' and not more than 60 days' notice of the date of such proposed redemption or exchange of Stock and of the number of such shares held by the Depositary to be so redeemed and the applicable redemption price, as set forth in the Certificate, which notice shall be accompanied by a certificate from the Company stating that such redemption of Stock is in accordance with the provisions of the Certificate. On the date of such redemption, provided that the Company shall then have paid or caused to be paid in full to the Depositary the redemption price of the Stock to be redeemed, plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption, in accordance with the provisions of the Certificate, the Depositary shall redeem the number of Depositary Shares representing such Stock. The
Depositary shall mail notice of the Company's redemption of Stock and the proposed simultaneous redemption of the number of Depositary Shares representing the Stock to be redeemed by first-class mail, postage prepaid, not less than 10 and not more than 60 days prior to the date fixed for redemption of such Stock and Depositary Shares (the
"Redemption Date") to the record holders of the Receipts evidencing the Depositary Shares to be so redeemed, at the address of such holders as they appear on the records of the Depositary; but neither failure to mail any such notice of redemption of Depositary Shares to one or more such holders nor any defect in any notice of redemption of Depositary Shares to one or more such holders shall affect the sufficiency of the proceedings for redemption as to the other holders. Each such notice shall state:
(i) the Redemption Date; (ii) the number of Depositary
Shares to be redeemed and, if less than all the Depositary Shares held by any such holder are to be redeemed, the number of such Depositary Shares held by such holder to be so redeemed; (iii) the redemption price; (iv) the place or places where Receipts evidencing
Depositary Shares are to be surrendered for payment of the redemption price; and (v) that dividends in respect of the Stock represented by the Depositary Shares to be redeemed will cease to accrue on such Redemption Date.
In case less than all the outstanding Depositary Shares are to be redeemed, the Depositary Shares to be so redeemed shall be selected by the Depositary by lot or pro rata (as nearly as may be) or by any other method, in each case, as determined by the Depositary in its sole discretion to be equitable.

          Notice having been mailed by the Depositary as aforesaid, from and after the Redemption Date (unless the Company shall have failed to provide the funds necessary to redeem the Stock evidenced by the Depositary Shares called for redemption) (i) dividends on the shares of Stock so called for redemption shall cease to accrue from and after such date, (ii) the Depositary Shares being redeemed from such proceeds shall be deemed no longer to be outstanding, (iii) all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the redemption price) shall, to the extent of such Depositary Shares, cease and terminate, and (iv) upon surrender in accordance with such redemption notice of the Receipts evidencing any such Depositary Shares called for redemption (properly endorsed or assigned for transfer, if the Depositary or applicable law shall so require), such Depositary Shares shall be redeemed by the Depositary at a redemption price per Depositary Share equal to one-tenth of the redemption price per share plus all money and other property, if any, represented by such Depositary Shares, including all amounts paid by the Company in respect of dividends which on the Redemption Date have accumulated on the shares of Stock to be so redeemed and have not theretofore been paid.

          If fewer than all of the Depositary Shares evidenced by a Receipt are called for redemption, the Depositary will deliver to the holder of such Receipt upon its surrender to the Depositary, together with the redemption payment, a new Receipt evidencing the Depositary Shares evidenced by such prior Receipt and not called for redemption.

                       ARTICLE III

Certain Obligations of
Holders of Receipts and the Company

          SECTION 3.1.  Filing Proofs, Certificates and
Other Information. Any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may reasonably deem necessary or proper. The
Depositary or the Company may withhold the delivery, or delay the registration of transfer, redemption or exchange, of any Receipt or the withdrawal or conversion of the Stock represented by the Depositary Shares evidenced by any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

          SECTION 3.2.  Payment of Taxes or Other
Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses, as provided in Section 5.7.
Registration of transfer of any Receipt or any withdrawal of Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all the Stock or other property represented by the Depositary
Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

          SECTION 3.3.  Warranty as to Stock.  The
Company hereby represents and warrants that the Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable, subject to Mississippi
General Laws. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

          SECTION 3.4.  Warranty as to Receipts.  The
Company hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in the Stock. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                    ARTICLE IV

            The Deposited Securities; Notices

          SECTION 4.1.  Cash Distributions.  Whenever the
Depositary shall receive any cash dividend or other cash distribution on Stock, the Depositary shall, subject to
Section 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that in case the Company or the Depositary shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent. Any balance not so distributable shall be returned by the Depositary to the Company and shall be added to and be treated as part of the next sum received by the Depositary for distribution to record holders of Receipts then outstanding.

          SECTION 4.2.  Distributions Other than Cash,
Rights, Preferences or Privileges.  Whenever the
Depositary shall receive any distribution other than cash, rights, preferences or privileges upon Stock, the Depositary shall, subject to Sections 3.1 and 3.2, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If in the opinion of the Depositary such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Company shall not make any distribution of such securities or property to the Depositary and the Depositary shall not make any distribution of such securities or property to the holders of Receipts unless the Company shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

          SECTION 4.3.  Subscription Rights, Preferences
or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall, subject to Sections 3.1 and 3.2, be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

          If registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, the Company agrees with the Depositary that it will file promptly a registration statement pursuant to such Act with respect to such rights, preferences or privileges and securities and use its best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or unless the offering and sale of such securities to such holders are exempt from registration under the provisions of the Securities Act, and the Company shall have provided to the Depositary an opinion of counsel to such effect.

          If any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

          SECTION 4.4.  Notice of Dividends, etc.; Fixing
Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, or whenever the Depositary and the Company shall decide it is appropriate, the Company shall in each such instance fix a record date for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

          SECTION 4.5.  Voting Rights.  Upon receipt of
notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall contain (i) such information as is contained in such notice of meeting and
(ii) a statement that the holders may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock represented by their respective
Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Company) and a brief statement as to the manner in which such instructions may be given. Upon the written request of the holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The
Company hereby agrees to take all reasonable action which may be deemed necessary by the Depositary in order to enable the Depositary to vote such Stock or cause such Stock to be voted. In the absence of specific instructions from the holder of a Receipt, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock represented by the Depositary Shares evidenced by such Receipt.

          SECTION 4.6.  Changes Affecting Deposited
Securities and Reclassifications, Recapitalizations, etc.
Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger or consolidation affecting the Company or to which it is a party, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as the Depositary may deem equitable, (i) make such adjustments as are certified by the Company in the fraction of an interest represented by one Depositary Share in one share of Stock as may be necessary fully to reflect the effects of such change in par or stated value, split-up, combination or other reclassification of Stock, or of such recapitalization, reorganization, merger or consolidation and (ii) treat any securities which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Stock as new deposited securities so received in exchange for or upon conversion or in respect of such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities. Anything to the contrary herein notwithstanding, holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts might have been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

          SECTION 4.7.  Delivery of Reports.  The
Depositary shall furnish to holders of Receipts any reports and communications received from the Company which are received by the Depositary as the holder of Stock.

          SECTION 4.8.  List of Receipt Holders.
Promptly upon request from time to time by the Company, the Depositary shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all record holders of Receipts.

                      ARTICLE V

              The Depositary, the Depositary's
          Agents, the Registrar and the Company

          SECTION 5.1.  Maintenance of Offices, Agencies
and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary's office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

          The Depositary shall keep books at the
Depositary's Office for the registration and registration of transfer of Receipts, which books at all reasonable times shall be open for inspection by the record holders of Receipts; provided that any such holder requesting to exercise such right shall certify to the Depositary that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

          The Depositary may close such books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

          The Depositary may, with the approval of the Company, appoint a Registrar for registration of the Receipts or the Depositary Shares evidenced thereby. If the Receipts or the Depositary Shares evidenced thereby or the Stock represented by such Depositary Shares shall be listed on one or more national stock exchanges, the Depositary will appoint a Registrar (acceptable to the Company) for registration of such Receipts or Depositary
Shares in accordance with any requirements of such exchange. Such Registrar may be the Depositary if so permitted by the requirements of any such exchange. Such
Registrar may be removed and a substitute registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, such Depositary Shares or such stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary
Shares or such stock as may be required by law or applicable stock exchange regulation.

          SECTION 5.2.  Prevention of or Delay in
Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary's Agent or the Registrar, by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation, as amended (including the Certificate) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented, delayed or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur liability to any holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except, in the case of any such exercise or failure to exercise discretion not caused as aforesaid, if caused by the negligence or willful misconduct of the party charged with such exercise or failure to exercise.

          SECTION 5.3.  Obligation of the Depositary, the
Depositary's Agents, the Registrar and the Company.
Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than for its negligence, willful misconduct or bad faith. The Company shall indemnify the Depositary for, and hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with its agency under this Deposit Agreement, including the costs and expenses of defending itself against any claim or liability in connection with its exercise or performance of any of its duties under this Deposit Agreement. Anything in this Deposit Agreement to the contrary notwithstanding, in no event shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever
(including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of the action.

          Neither the Depositary nor any Depositary's
Agent nor any Registrar nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other preceding in respect of the Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

          Neither the Depositary nor any Depositary's
Agent nor any Registrar nor the Company shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any person presenting Stock for deposit, any holder of a Receipt or any other person believed by it in good faith to be competent to give such information. The Depositary, any Depositary's Agent, any
Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

          The Depositary shall not be responsible for any failure to carry out any instruction to vote and of the shares of stock or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith. The Depositary undertakes, and any Registrar shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Depositary or any Registrar. This Section 5.3 shall survive any termination of this Agreement and any succession of any Depositary. The Depositary, the Depositary's Agents, and any Registrar may own and deal in any class of securities of the Company and its affiliates and in Receipts. The
Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates.

          SECTION 5.4.  Resignation and Removal of the
Depositary; Appointment of Successor Depositary.  The
Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

          In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall, within 60 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. If no successor Depositary shall have been so appointed and have accepted appointment within 60 days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor
Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the record holders of all outstanding
Receipts and such records, books and other information in its possession relating thereto. Any successor
Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

          Any corporation into or with which the
Depositary may be merged, consolidated or converted shall be the successor of such Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor
Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

          SECTION 5.5.  Corporate Notices and Reports.
The Company agrees that it will transmit to the record holders of Receipts, in each case at the addresses furnished to it pursuant to Section 4.8, all notices and reports (including without limitation financial statements) required by law or by the rules of any national securities exchange upon which the Stock, the Depositary Shares or the Receipts are listed, to be furnished to the record holders of Receipts or otherwise determine to furnish. Such transmission will be at the Company's expense.

          SECTION 5.6.  Indemnification by the Company.
The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed or omitted in connection with this Agreement and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent), except for any liability arising out of negligence, willful misconduct or bad faith on the respective parts of any such person or persons. The obligations of the Company set forth in this Section 5.6 shall survive any succession of any Depositary, Registrar or Depositary's
Agent.

          SECTION 5.7.  Charges and Expenses.  The
Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Stock by owners of Depositary Shares, and any redemption or exchange of the Stock at the option of the Company. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares.
If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be paid upon consultation and agreement between the Depositary and the Company as to the amount and nature of such charges and expenses. The Depositary shall present its statement for charges and expenses to the Company at such intervals as the Company and the Depositary may agree.

                    ARTICLE VI

                Amendment and Termination

          SECTION 6.1.  Amendment.  The form of the
Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary or Registrar, which shall go into effect not sooner than three months after notice thereof to the holders of the Receipts) which shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least a majority of the Depositary Shares then outstanding.
Every holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

          SECTION 6.2.  This Agreement may be terminated
by the Company or the Depositary only after (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8 or (ii) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.1 or 4.2, as applicable.

          Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary's Agent and any Registrar under Sections 5.6 and 5.7.

                      ARTICLE VII

                      Miscellaneous

          SECTION 7.1.  Counterparts.  This Deposit
Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

          SECTION 7.2.  Exclusive Benefit of Parties.
This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

          SECTION 7.3.  Invalidity of Provisions.  In
case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

          SECTION 7.4.  Notices.  Any and all notices to
be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Company at:

          Deposit Guaranty Corp.
          210 East Capitol Street
          Post Office Box 730
          Jackson, Mississippi  39205

          Attention:  [              ]

          Facsimile No.:  [             ]

or at any other address of which the Company shall have notified the Depositary in writing.

          Any and all notices to be given to the
Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to the Depositary at the Depositary's Office, at:

          [                ]

          Attention:   [             ]

          Facsimile No.:  [            ]

or at any other address of which the Depositary shall have notified the Company in writing.

          Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or by telegram or facsimile transmission confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

          Delivery of a notice sent by mail or by
telegram or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or facsimile transmission) is deposited, postage prepaid, in a post office letter box.
The Depositary or the Company may, however, act upon any telegram or facsimile transmission received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or facsimile transmission shall not subsequently be confirmed by letter or as aforesaid.

          SECTION 7.5.  Depositary's Agents.  The
Depositary may from time to time appoint Depositary's
Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents.
The Depositary will notify the Company of any such action.

          The Company hereby also appoints the Depositary as Registrar in respect of the Receipts and the Depositary hereby accepts such appointments.

          SECTION 7.6.  Holders of Receipts Are Parties.
The holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

          SECTION 7.7.  GOVERNING LAW.  THIS DEPOSIT
AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND
THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

          SECTION 7.8.  Inspection of Deposit Agreement.
Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agent and shall be open to inspection during business hours at the Depositary's
Office and respective offices of the Depositary's Agent, if any, by any holder of a Receipt.

          SECTION 7.9.  Headings.  The headings of
articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.


          IN WITNESS WHEREOF, the Company and the
Depositary have duly executed this Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

                              DEPOSIT GUARANTY CORP.
Attested by

_______________________       By:__________________________
[SEAL]

Attested by                   [               ]

_______________________       By:_________________________
[SEAL]


                                                             SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

             DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,
    EACH DEPOSITARY SHARE REPRESENTING A ONE-TENTH INTEREST IN ONE SHARE
               OF PREFERRED STOCK, NO PAR VALUE, OF

                  DEPOSIT GUARANTY CORP.                      CERTIFICATE FOR
                                                             -----------------
            INCORPORATED UNDER THE LAWS OF THE STATE
OF MISSISSIPPI DEPOSIT SHARES      , as Depositary           ------------------
(the "Depositary) hereby certifies that
Transferrable Depositary Receipt                             This Certificate
                                                             is transferable in
                                                             New York New York

                                                             CUSIP [        ]


Is the registered owner of [             ]            DEPOSITARY SHARES

("Depositary Shares"), each Depositary Share representing a one-tenth interest
in one share of [       ] Preferred Stock, no par value, $     stated value
per preferred share (the "Stock"), of Deposit Guaranty Corp., a Mississippi corporation (the "Corporation") on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as
of                   , 199   (the "Deposit Agreement"), between the
Corporation and the Depositary. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or be entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by a duly authorized officer thereof.

Dated


                               Countersigned
                                                [         ]
                                                       Depositary and Registrar
                               By

                                                           Authorized Officer


                 DEPOSIT GUARANTY CORP.

     DEPOSIT GUARANTY CORP. WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A STATEMENT OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF DIRECTORS ESTABLISHING THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIFIED RIGHTS OF
THE [      ] PREFERRED STOCK AND EACH OTHER CLASS OF PREFERRED
STOCK OR SERIES THEREOF WHICH THE CORPORATION IS AUTHORIZED TO ISSUE AND OF THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCE AND/OR RIGHTS. ANY SUCH REQUEST SHOULD BE
ADDRESSED TO DEPOSIT GUARANTY CORP. [            ] DEPARTMENT,
210 EAST CAPITOL STREET, P.O. BOX 730, JACKSON, MISSISSIPPI
39205.
                  ____________________

                     ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this Depositary Receipt, shall be construed as though they are written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - ____ Custodian____
TEN ENT - as tenants by the entireties                 (Cust)       (Minor)
JT TEN  - as joint tenant with right                   under Uniform Gifts to
          of survivorship and not as                   Minors Act ___________
          tenants in common                                       (State)
                                       UNIF TRAN MIN ACT -____Custodian (until
                                                         (Cust)        age____)
                                                  _____ under Uniform Transfers
                                                 (Minor)
                                                 Minors Act ______________
                                                             (State)


    Additional abbreviations may also be used though not in the above list.

   For value received, --------------------------------- hereby sell(s), assigns(s) and transfer(s) unto

PLEASE INSERT SOCIAL
SECURITY OR OTHER
IDENTIFYING NUMBER
 OF ASSIGNEE
|---------------------|
|                     |
|---------------------|

--------------------------------------------------------------------

--------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE
OF ASSIGNEE

--------------------------------------------------------------------

-----------------------------------------------------Depositary Shares
represented by the within Depositary Receipt, and doe(es) hereby irrevocably constitute and appoint
-----------------------------------------------------Attorney
transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated ___________________________Signature:

                          NOTICE The signature to this
                          assignment must correspond with
                          the name as written upon the face
                          of this Depositary Receipt in
                          every particular, without
                          alteration or enlargement or any
                          change whatsoever

SIGNATURE GUARANTEED

____________________________



                 DEPOSIT GUARANTY CORP.,

             [               ], As Depositary

                           AND

             THE HOLDERS FROM TIME TO TIME OF
         THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

                    _________________

                    DEPOSIT AGREEMENT
                    _________________

             Dated as of             , 199


                    TABLE OF CONTENTS

                                                     PAGE

                        ARTICLE I

Definitions . . . . . . . . . . . . . . . . . . . . .   1

                        ARTICLE II

           Form of Receipts, Deposit of Stock,
            Execution and Delivery, Transfer,
           Surrender and Redemption of Receipts

SECTION 2.1.  Form and Transfer of Receipts   . . . .   3
SECTION 2.2.  Deposit of Stock; Execution and Delivery
                of Receipts in Respect Thereof  . . .   4
SECTION 2.3.  Registration of Transfer of Receipts  .   5
SECTION 2.4.  Split-ups and Combinations of Receipts;
                Surrender of Receipts and Withdrawal
                of Stock  . . . . . . . . . . . . . .   6
SECTION 2.5.  Limitations on Execution and Delivery,
                Transfer, Surrender and Exchange of
                Receipts  . . . . . . . . . . . . . .   7
SECTION 2.6.  Lost Receipts, etc.   . . . . . . . . .   7
SECTION 2.7.  Cancellation and Destruction of
                Surrendered Receipts  . . . . . . . .   8
SECTION 2.8.  Redemption of Stock   . . . . . . . . .   8

                       ARTICLE III

                  Certain Obligations of
           Holders of Receipts and the Company

SECTION 3.1.  Filing Proofs, Certificates and Other
                Information   . . . . . . . . . . . .  10
SECTION 3.2.  Payment of Taxes or Other Governmental
                Charges   . . . . . . . . . . . . . .  10
SECTION 3.3.  Warranty as to Stock  . . . . . . . . .  11
SECTION 3.4.  Warranty as to Receipts   . . . . . . .  11

                        ARTICLE IV

            The Deposited Securities; Notices

SECTION 4.1.  Cash Distributions  . . . . . . . . . .  11
SECTION 4.2.  Distributions Other than Cash, Rights,
                Preferences or Privileges   . . . . .  12
SECTION 4.3.  Subscription Rights, Preferences or
                Privileges  . . . . . . . . . . . . .  12
SECTION 4.4.  Notice of Dividends, etc.; Fixing Record
                Date for Holders of Receipts  . . . .  14
SECTION 4.5.  Voting Rights   . . . . . . . . . . . .  14
SECTION 4.6.  Changes Affecting Deposited Securities
                and Reclassifications,
                Recapitalizations, etc.   . . . . . .  15
SECTION 4.7.  Delivery of Reports   . . . . . . . . .  16
SECTION 4.8.  List of Receipt Holders   . . . . . . .  16

                        ARTICLE V

             The Depositary, the Depositary's
          Agents, the Registrar and the Company

SECTION 5.1.  Maintenance of Offices, Agencies and
                Transfer Books by the Depositary;
                Registrar   . . . . . . . . . . . . .  16
SECTION 5.2.  Prevention of or Delay in Performance
                by the Depositary, the Depositary's
                Agents, the Registrar or the Company   17
SECTION 5.3.  Obligation of the Depositary, the
                Depositary's Agents, the Registrar
                and the Company   . . . . . . . . . .  18
SECTION 5.4.  Resignation and Removal of the
                Depositary; Appointment of
                Successor Depositary  . . . . . . . .  19
SECTION 5.5.  Corporate Notices and Reports   . . . .  20
SECTION 5.6.  Indemnification by the Company  . . . .  20
SECTION 5.7.  Charges and Expenses  . . . . . . . . .  21

                        ARTICLE VI

                Amendment and Termination

SECTION 6.1.  Amendment   . . . . . . . . . . . . . .  21
SECTION 6.2.  Termination   . . . . . . . . . . . . .  22

                       ARTICLE VII

                      Miscellaneous

SECTION 7.1.  Counterparts  . . . . . . . . . . . . .  22
SECTION 7.2.  Exclusive Benefit of Parties  . . . . .  23
SECTION 7.3.  Invalidity of Provisions  . . . . . . .  23
SECTION 7.4.  Notices   . . . . . . . . . . . . . . .  23
SECTION 7.5.  Depositary's Agents   . . . . . . . . .  24
SECTION 7.6.  Holders of Receipts Are Parties   . . .  24
SECTION 7.7.  GOVERNING LAW   . . . . . . . . . . . .  24
SECTION 7.8.  Inspection of Deposit Agreement   . . .  25
SECTION 7.9.  Headings  . . . . . . . . . . . . . . .  25

                Form of Depositary Shares

Form of Face of Receipt . . . . . . . . . . . . . . . A-1
Form of Reverse of Receipt  . . . . . . . . . . . . . A-2